Exhibit 99.1

Seahawk Drilling, Inc. Reports Fourth Quarter and Full Year 2009 Financial Results

HOUSTON, February 24, 2010 (GLOBE NEWSWIRE) — Seahawk Drilling, Inc. (“Seahawk”) (Nasdaq: HAWK) reported today a loss of $16.6 million, or $1.42 per diluted share for the three months ended December 31, 2009, including the results from the discontinued operations platform business, which was sold in May of 2008. Continuing operations for the three months ended December 31, 2009, excluding the platform business, reported a loss of $16.3 million, or $1.40 per diluted share, compared to income of $18.7 million, or $1.62 per diluted share for the three months ended December 31, 2008. Revenues totaled $31.3 million during the three months ended December 31, 2009 compared with $152.1 million during the three months ended December 31, 2008.

Seahawk’s fourth quarter results included the following non-recurring items:

•	Goodwill impairment of $1.2 million and $0.10 per diluted share;

•	Transition service costs paid to Pride International, Inc. (“Pride”) of $1.2 million, or $0.8 million after tax, and $0.07 per diluted share; and

•	Favorable settlements related to our separation from Pride of $0.7 million, or $0.5 million after tax, and $0.04 per diluted share.

For the twelve months ended December 31, 2009, Seahawk incurred a loss of $41.7 million, or $3.59 per diluted share, which includes the result from the discontinued operations of the platform business. The loss from continuing operations, which excludes the operations of the platform rig business, for the twelve months ended December 31, 2009, was $44.6 million, or $3.84 per diluted share, compared to income for the twelve months ended December 31, 2008 of $153.8 million, or $13.27 per diluted share. Revenues for the twelve months ended December 31, 2009 totaled $291.1 million compared to $681.8 million during the twelve months ended December 31, 2008.

Seahawk’s consolidated balance sheet at December 31, 2009 included cash and cash equivalents of $78.3 million and net working capital of $58.5 million. The Company’s net working capital includes approximately $18.1 million owed to Pride, which includes $4.7 million that is due to Pride upon collection from a customer. As of December 31, 2009, Seahawk had total assets of $625.3 million, stockholders’ equity of $453.0 million, and no debt outstanding.

Randall D. Stilley, President and CEO of Seahawk, commented, “Demand for jackups in the U.S. Gulf of Mexico shelf continued to improve during the quarter, and bid activity has continued to increase over the last several weeks. There are currently 39 contracted jackups in the U.S. Gulf of Mexico, up from 23 at the time of our last conference call in mid November. As a result of this market improvement, we have reactivated two of our rigs in the first quarter and are seeking additional favorable opportunities for our marketed rigs. We are still focused on adding backlog for our eight working jackups in the U.S.”

“In February 2010, we demobilized the Seahawk 3000 from Mexico to the United States following the completion of its contract with PEMEX to begin a contract that will start during March 2010. While we were in discussions for the rig to continue to work in Mexico, we determined that we could lower our overall costs by operating the rig in the United States. As of February 17, 2010, we have no rigs working in Mexico. Currently, we are scaling down our shore-based operations in Mexico to minimum staff levels required to manage the administration of completed contracts. We expect to record $1.0 – $1.5 million of costs in the first quarter of 2010 for severance, elimination of excess facility and infrastructure costs, and other statutory charges. However, we are hopeful that we will have opportunities to bid our rigs for contracts in Mexico later in 2010 or 2011.”

Based on current expectations for activity in the first quarter of 2010, which includes eight rigs working by the end of the quarter in the U.S., Seahawk anticipates that its cash and cash equivalents balance on March 31, 2010, after remittance of most amounts owed to Pride, will be in the range of $40-50 million.

U.S. Results

During the fourth quarter of 2009, Seahawk’s Gulf of Mexico business generated $13.5 million in drilling revenues in the U.S. This compares to drilling revenues of $62.6 million in the fourth quarter of 2008. Fourth quarter 2009 average revenue per day decreased to $36,300 from $83,600 in the fourth quarter of 2008 and operating days decreased to 332 days, or 21% utilization, from 744 days, or 81% utilization, over the same period. The U.S. segment recorded an operating loss of $16.9 million in the fourth quarter of 2009 compared to $24.1 million of operating income for the fourth quarter of 2008.

Mexico Results

In Mexico, Seahawk’s business generated $17.8 million of drilling revenues in the fourth quarter of 2009. Of the $17.8 million of drilling revenues, $4.5 million is attributable to rigs retained by Pride. This compares to drilling revenues of $89.5 million in the fourth quarter of 2008 of which $28.1 million is attributable to rigs retained by Pride. Fourth quarter 2009 average revenue per day decreased to $70,800 from $117,200 in the fourth quarter of 2008 and operating days decreased to 154, or 56% utilization, from 525 days, or 66% utilization over the same period. The Mexico segment recorded $1.2 million in operating income in the fourth quarter of 2009 compared with $26.8 million of operating income in the fourth quarter of 2008. The rigs retained by Pride contributed $1.1 million in operating income to the fourth quarter of 2009 and $20.3 million to the fourth quarter of 2008.

Departure of Chief Financial Officer

Steven A. Manz, Senior Vice President and Chief Financial Officer, has informed Seahawk of his intention to retire from the company. Mr. Manz and Seahawk have mutually determined that the retirement would be sometime during the second quarter of 2010. As a result, we have begun the search for a new Chief Financial Officer and Mr. Manz will continue to serve as Chief Financial Officer during the interim period and assist us in an orderly transition. Randall D. Stilley, President and CEO of Seahawk, commented, “All of us at Seahawk wish Steve success in his future endeavors and we sincerely appreciate his valuable contributions to Seahawk both before and after the spin-off of Seahawk from Pride.”

Conference Call Information

Seahawk will host a conference call to discuss these results on Wednesday, February 24, 2010 at 10:00 a.m. Central Time. To participate in the call, dial (866) 900-5727 or (574) 941-1321 and reference access code 57716425 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.seahawkdrilling.com in the “Investor Relations” section on the “Upcoming Events” tab.

A replay of the conference call will be available on Wednesday, February 24, 2010, beginning at 1:00 p.m., Central Time, through Wednesday, March 24, 2010, ending at 11:00 p.m., Central Time. The phone number for the conference call replay is (800) 642-1687 or (706) 645-9291 and the access code is 57716425.

Seahawk Drilling, Inc. is an offshore drilling company headquartered in Houston, Texas. Seahawk owns and operates a fleet of 20 jackup rigs that are located in the United States and Mexico. Seahawk’s shares are traded on the NASDAQ Stock Market under the symbol “HAWK”. Additional information may be found at www.seahawkdrilling.com.

The Seahawk Drilling, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6559

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements may include, but are not limited to, references to our liquidity, future gas prices, future drilling activity and our future operating results and financial condition. Forward-looking statements are not guarantees of performance. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include those described under Item 1A of our Registration Statement on Form 10, as amended, any factors set forth in our annual, quarterly and current reports filed with the Securities and Exchange Commission, and the following factors, among others:

•	general economic and business conditions, including conditions in the credit markets;

•	prices of crude oil and natural gas and industry expectations about future prices;

•	ability to adequately staff our rigs and attract and retain key management;

•	foreign exchange controls and currency fluctuations;

•	political stability in the countries in which we operate;

•	the business opportunities, or lack thereof, that may be presented to and pursued by us;

•	cancellation or renegotiation of our drilling contracts or payment or other delays or defaults or non-payments by our customers;

•	changes in laws or regulations;

•	demand for our rigs;

•	the effect of litigation and contingencies, including those relating to the Pride Wyoming and the pending and possible future tax assessments by the Mexican government;

•	labor relations and work stoppages;

•	operating hazards and cancellation or unavailability of insurance coverage;

•	competition and market conditions in the contract drilling industry; and

•	severe weather.

In light of these risks, uncertainties and assumptions, the events anticipated by Seahawk’s forward-looking statements may not occur, and you should not place any undue reliance on any of Seahawk’s forward-looking statements. Seahawk’s forward-looking statements speak only as of the date made and Seahawk undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Seahawk Drilling, Inc.

Patricia Gil, Investor Relations Manager

(713) 369-7323

Seahawk Drilling, Inc.

Consolidated and Combined Balance Sheets

(Dollar amounts in thousands, except par value)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$78,306	$41,096
Trade receivables, net	23,465	83,245
Deferred income taxes	3,079	960
Due from Pride	1,722	—
Prepaid expenses and other current assets	50,233	62,433

Total current assets	156,805	187,734
Property and equipment, net	465,375	612,046
Goodwill	—	1,227
Other assets	3,156	4,397

Total assets	$625,336	$805,404

LIABILITIES, STOCKHOLDERS’ EQUITY AND NET PARENT FUNDING

Current liabilities:
Accounts payable	$18,851	$18,778
Due to Pride	19,863	—
Accrued expenses and other current liabilities	59,550	87,095

Total current liabilities	98,264	105,873
Other long-term liabilities	11,835	3,584
Deferred income taxes	62,234	144,361

Total liabilities	172,333	253,818
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 75,000,000 shares authorized; 11,650,114 shares issued and outstanding	117	—
Additional paid-in capital	478,128	—
Net parent funding	—	551,586
Retained earnings (deficit)	(25,242)	—

Total stockholders’ equity and net parent funding	453,003	551,586

Total liabilities, stockholders’ equity and net parent funding	$625,336	$805,404

Seahawk Drilling, Inc.

Consolidated and Combined Statements of Operations

(Dollar amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,
	2009	2008
Revenues	$31,317	$152,130
Costs and expenses:
Operating costs, excluding depreciation and amortization	31,898	86,154
Depreciation and amortization	13,551	15,259
General and administrative, excluding depreciation and amortization	9,030	19,511
Impairments of goodwill and fixed assets	1,227	—
(Gain) loss on sales of assets, net	(21)	(200)

Earnings (loss) from operations	(24,368)	31,406
Other income (expense), net	(161)	(2,796)

Income (loss) before income taxes	(24,529)	28,610
Income tax expense (benefit)	(8,186)	9,899

Income (loss) from continuing operations, net of tax	(16,343)	18,711
Income from discontinued operations, net of tax	(220)	2,756

Net income (loss)	$(16,563)	$21,467

Basic and diluted earnings (loss) per share:
Continuing operations	$(1.40)	$1.62
Discontinued operations	(0.02)	0.24

Net income (loss)	$(1.42)	$1.86

Shares used in the computation of earnings (loss) per share:
Basic and diluted	11,649	11,584

	For the Year Ended December 31,
	2009	2008
Revenues	$291,144	$681,764
Costs and expenses:
Operating costs, excluding depreciation and amortization	234,964	343,267
Depreciation and amortization	60,287	62,526
General and administrative, excluding depreciation and amortization	32,522	36,612
Impairments of goodwill and fixed assets	33,311	—
(Gain) loss on sales of assets, net	320	88

Earnings (loss) from operations	(70,260)	239,271
Other income (expense), net	228	(2,615)

Income (loss) before income taxes	(70,032)	236,656
Income tax expense (benefit)	(25,440)	82,885

Income (loss) from continuing operations, net of tax	(44,592)	153,771
Income from discontinued operations, net of tax	2,921	22,249

Net income (loss)	$(41,671)	$176,020

Basic and diluted earnings (loss) per share:
Continuing operations	$(3.84)	$13.27
Discontinued operations	0.25	1.92

Net income (loss)	$(3.59)	$15.19

Shares used in the computation of earnings (loss) per share:
Basic and diluted	11,606	11,584

Seahawk Drilling, Inc.

Supplementary Financial Information - U.S. Operating Results

	Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
	(In thousands)

Revenues	$13,469	$8,358	$62,615

Costs and expenses:
Operating costs, excluding depreciation and amortization	17,415	23,070	33,610
Depreciation and amortization	11,679	8,668	5,107
General and administrative excluding depreciation and amortization	18	7	—
Impairments of goodwill and fixed assets	1,226	18,725	—
(Gain) loss on sales of assets, net	—	—	(200)

	30,338	50,470	38,517

Earnings (loss) from operations	$(16,869)	$(42,112)	$24,098

U.S. Owned Rigs
Operating days	332	180	744
Available days	1564	1288	920
Utilization	21%	14%	81%
Average daily revenues	$36,300	$46,400	$83,600
Average marketed rigs	7.0	7.0	5.3

	For the Year Ended December 31,
	2009	2008
	(In thousands)

Revenues	$80,518	$248,956

Costs and expenses:
Operating costs, excluding depreciation and amortization	103,717	156,129
Depreciation and amortization	31,482	22,816
General and administrative excluding depreciation and amortization	25	—
Impairments of goodwill and fixed assets	19,951	—
(Gain) loss on sales of assets, net	1	88

	155,176	179,033

Earnings (loss) from operations	$(74,658)	$69,923

U.S. Owned Rigs
Operating days	1,210	3,145
Available days	5,565	4,006
Utilization	22%	79%
Average daily revenues	$66,400	$73,900
Average marketed rigs	7.0	8.7

U.S. Managed Rigs
Operating days	—	273
Available days	—	273
Utilization	—%	100%
Average daily revenues	$—	$60,400
Average marketed rigs	—	0.7

Seahawk Drilling, Inc.

Supplementary Financial Information - Mexico Operating Results

	December 31, 2009	September 30, 2009	December 31, 2008
	(In thousands)

Revenues	$17,848	$59,253	$89,515

Costs and expenses:
Operating costs, excluding depreciation and amortization	14,454	38,741	52,545
Depreciation and amortization	1,872	6,232	10,152
General and administrative excluding depreciation and amortization	341	—	—
Impairments of goodwill and fixed assets	—	13,359	—
(Gain) loss on sales of assets, net	(20)	100	—

	16,647	58,432	62,697

Earnings (loss) from operations	$1,201	$821	$26,818

Mexico Owned Rigs
Operating days	154	270	525
Available days	276	552	797
Utilization	56%	49%	66%
Average daily revenues	$70,800	124,600	$117,200
Average marketed rigs	3.0	3.7	6.6

Mexico Managed Rigs
Operating days	14	239	184
Available days	14	251	184
Utilization	100%	95%	100%
Average daily revenues	$116,337	$108,100	$120,200
Average marketed rigs	—	2.3	2.0

	For the Year Ended December 31,
	2009	2008
	(In thousands)
Revenues	$210,626	$432,808

Costs and expenses:
Operating costs, excluding depreciation and amortization	131,218	187,139
Depreciation and amortization	28,805	39,710
General and administrative excluding depreciation and amortization	341	—
Impairments of goodwill and fixed assets	13,359	—
(Gain) loss on sales of assets, net	320	—

	174,043	226,849

Earnings (loss) from operations	$36,583	$205,959

Mexico Owned Rigs
Operating days	1,235	2,980
Available days	1,735	3,571
Utilization	71%	83%
Average daily revenues	$108,000	$107,800
Average marketed rigs	3.0	8.7

Mexico Managed Rigs
Operating days	624	725
Available days	697	732
Utilization	90%	99%
Average daily revenues	$123,900	$154,300
Average marketed rigs	1.7	2.0

Seahawk Drilling, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2009	2008
	(In thousands)

Cash flows from operating activities:
Net income (loss)	$(41,671)	$176,020
Adjustments to reconcile net income to net cash from continuing operations:
(Income) from discontinued operations	(2,921)	(22,249)
Depreciation and amortization	60,649	62,526
Impairments	33,311	—
(Gain) loss on sale of assets	320	88
Stock-based compensation	8,765	—
Deferred income taxes	(40,839)	4,060
Changes in assets and liabilities:
Trade receivables	59,779	34,352
Prepaid expenses and other current assets	11,982	9,104
Other assets	(31)	(1)
Accounts payable	(17,752)	10,693
Due to/from Pride, net	(16,603)	—
Accrued expenses	(42,982)	(10,885)
Insurance proceeds from Pride Wyoming salvage operations	27,341	—
Income taxes payable	(2,444)	(7,407)
Other liabilities	711	(154)
Deferred gain from Pride Wyoming	—	(7,414)
Increase (decrease) in deferred revenue	(10,587)	(16,705)
Decrease (increase) in deferred expense	12,293	8,805

Net cash from operating activities - continuing operations	39,321	240,833
Net cash from (used in) operating activities - discontinued operations	(2,056)	(9,317)

Net cash flows from operating activities	37,265	231,516
Cash flows from investing activities:
Purchases of property and equipment	(19,600)	(34,720)
Proceeds from dispositions of property and equipment	—	178
Insurance proceeds for loss of Pride Wyoming	—	25,000

Net cash used in investing activities - continuing operations	(19,600)	(9,542)
Net cash from investing activities - discontinued operations	59	63,505

Net cash flows from (used in) investing activities	(19,541)	53,963
Cash flows from financing activities:
Capital contribution from former parent	47,263	—
Net change in net parent funding	(26,841)	(214,783)
Deferred financing cost	(936)	—

Net cash used in financing activities - continuing operations	19,486	(214,783)
Net cash from (used in) financing activities - discontinued operations	—	(54,188)

Net cash flows used in financing activities	19,486	(268,971)
Increase (decrease) in cash and cash equivalents	37,210	16,508
Cash and cash equivalents, beginning of period	41,096	24,588

Cash and cash equivalents, end of period	$78,306	$41,096